UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 12, 2007

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

12130 State Highway 3, Building 1

Webster, Texas  77598

(Address of principal executive offices, including zip code)

(713) 558-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 12, 2007, SPACEHAB, Incorporated (the “Company”) announced that on June 7, 2007 the Company’s Board of Directors appointed James D. Royston, age 43, to the position of SPACEHAB President; Michael Bowker, age 47, as Chief Operating Officer; and Roscoe M. Moore, III, age 36, Executive Vice President and Chief Strategic and Technical Officer.  Please see attached press release that is incorporated by reference for further information.

Mr. Royston’s background is further detailed in the Company’s Fiscal Year 2006 Annual Proxy filed on October 30, 2006.  Mr. Royston’s employment agreement referenced in the Company’s Fiscal Year 2006 Annual Proxy filed on October 30, 2006 is still active and has not changed as a result of his appointment to the position of President of the Company.

Mr. Bowker previously served as President and CEO of Astrium North America from 2002 until 2007 leading Astrium’s business development efforts and Astrium’s overall strategic direction. Before this time he supported SPACEHAB Inc. in several capacities including Vice President and Deputy General Manager of Astrotech Space Operations; Vice President of Astrotech Florida Operations; and Vice President of Business Development based out of Houston. Mr. Bowker also supported varied high visibility program initiatives for other major aerospace contractors including United Space Alliance and Lockheed Space Operations Company.  Mr. Bowker has entered into an employment agreement with the Company.  Please see attached employment agreement that is incorporated by reference for further information.

Mr. Moore’s background is further detailed in the Company’s Fiscal Year 2006 Annual Proxy filed on October 30, 2006.  Mr. Moore has not entered into an employment agreement with the Company.  Due to Mr. Moore’s appointment to Executive Vice President and Chief Strategic and Technical Officer, he is no longer an independent Director of the Company.  Therefore, the following are the new Board of Director’s committee assignments:

Audit Committee:	Myron Goins — Chairman
Barry Williamson
Mark Adams

Compensation Committee:	Barry Williamson — Chairman
Dr. Edward David
Myron Goins

Corporate Governance:	Mark Adams — Chairman
Dr. Edward David
Myron Goins

Additionally, Mr. Bowker and Mr. Moore are executive officers of the Company.

Section  9 — Financial Statements and Exhibits

Item 9.01            Financial Statements and Exhibits.

(c)	Exhibits.

	10.1	Employment Agreement for Mr. Michael Bowker
	99.1	Press Release of SPACEHAB, Incorporated dated June 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

June 12, 2007	By:	/s/ Brian K. Harrington
Brian K. Harrington
Sr. Vice President and Chief Financial Officer